Exhibit 10.4
Written Description of Oral Amendment to
Employment Letter by and among Chefs’ Warehouse Holdings, LLC, Dairyland USA
Corporation, The Chefs’ Warehouse, LLC, The Chefs’ Warehouse West Coast, LLC, Bel
Canto Foods, LLC, and Christopher Pappas
     In 2006, Section 2 of Christopher Pappas’ employment letter was orally amended to decrease his base salary from $1,000,000 per annum to $400,000 per annum.
     Effective January 1, 2011, Section 2 of Christopher Pappas’ employment letter was orally amended to increase his base salary from $400,000 per annum to $750,000 per annum.